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                                                                    Exhibit 4.01

                           Form of Rights Certificate

Certificate No. R-                                               ________ Rights

        NOT EXERCISABLE AFTER JUNE 6, 2009 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SUCH AGREEMENT.]*

                               Rights Certificate

                            SHARPER IMAGE CORPORATION

               This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 7, 1999 (the "Rights Agreement"), between Sharper Image Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., California time, on June 6, 2009 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth (a "Unit") of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") of the Company, at a purchase price of $47.00 per Unit of Series A Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Units of Series A Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 7, 1999 based on the Series A Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Units of Series A Preferred Stock which may



---------------------
    * The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.

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be purchased upon the exercise of the Rights evidenced by this Rights
Certificate are subject to modification and adjustment upon the happening of certain events.

               This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

               This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Series A Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $0.001 per Right.

               No fractional shares of Series A Preferred Stock will be issued upon the exercise of any Rights or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Units of Series A Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.


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               This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the signature of the proper officers of the Company and its corporate seal. Dated as of June 7, 1999.

ATTEST:                                  SHARPER IMAGE CORPORATION

By:                                      By:
   --------------------------------          -----------------------------------
   Name:                                     Name:
         --------------------------                -----------------------------
   Title:                                    Title:
         --------------------------                -----------------------------

Countersigned:

CHASEMELLON SHAREHOLDER SERVICES, LLC
as Rights Agent

By:
   --------------------------------
   Authorized Signatory

   Name:
         --------------------------
   Title:
         --------------------------


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                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

               FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

________________________________________________________________________________
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

DATED:             ,
       ------------  -----


                                         ---------------------------------------
                                                        Signature

Signature Guaranteed:

               Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.


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                                   CERTIFICATE

               The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                         ---------------------------------------
                                                        Signature


                        --------------------------------

                                     NOTICE

               The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of Assignment is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment will not be honored.


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                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate.)

To Sharper Image Corporation

               The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase the Units of Series A Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Series A Preferred Stock be issued in the name of:

Please insert social security
or other identifying number
                            ----------------------------------------------------
                                        (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number
                            ----------------------------------------------------
                                        (Please print name and address)

DATED:             ,
       ------------  -----


                                         ---------------------------------------
                                                        Signature
Signature Guaranteed:

               Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.


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                                   CERTIFICATE

               The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                         ---------------------------------------
                                                        Signature


                         -----------------------------

                                     NOTICE

               The signature in the foregoing Form of Election to Purchase must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Election to Purchase will not be honored.